Exhibit 99.1

Compass Diversified Holdings

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

The following unaudited pro forma condensed combined financial statements are presented to show the effect on the historical condensed combined financial statements of Compass Diversified Holdings (the “Company”) of the sale (the “Staffmark Disposition”) of the Company’s majority owned subsidiary, Staffmark Holdings, Inc. (“Staffmark”) for a total enterprise value of $295 million, and estimated net proceeds of approximately $220 million at closing, which does not include an additional approximately $9 million of customary working capital and other escrow proceeds that the Company expects to receive in the future. The Staffmark Disposition is further described in Item 2.01 of this Current Report on Form 8-K.

The following unaudited condensed combined pro forma statements of operations for the years ended December 31, 2008, 2009 and 2010, and for the six months ended June 30, 2011, are based on the assumption that the Staffmark Disposition was completed on January 1, 2008. The pro forma balance sheet as of June 30, 2011 is based on the assumption that the Staffmark Disposition was completed on June 30, 2011.

The “as reported” financial information for both Compass Diversified Holdings and Staffmark are derived from the audited financial statements of the Company for the years ended December 31, 2010 and 2009 as filed on Form 10-K dated March 11, 2011 and March 9, 2010, respectively, the audited financial statements of the Company for the year ended December 31, 2008 as filed on Form 10-K/A dated April 9, 2009, and the unaudited financial statements of the Company as of June 30, 2011 and for the six months ended June 30, 2011, as filed on Form 10-Q dated August 9, 2011.

The unaudited pro forma financial information is for informational purposes only and does not purport to present what our results would actually have been had this transaction actually occurred on the dates presented or to project our results of operations or financial position for any future period. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. You should read these unaudited pro forma condensed combined financial statements in conjunction with the accompanying notes, the attached Staffmark Purchase Agreement, and the consolidated financial statements for the Company, including the notes thereto as previously filed.

The unaudited pro forma financial information is prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this Current Report on Form 8-K.

The pro forma adjustments to the statements of operations for all periods presented do not include the following:

•	The non-recurring gain on the Staffmark Disposition and the related tax effect. The gain will be included in the Company’s results for the three and twelve month periods ended December 31, 2011;

•	Certain non-recurring transaction costs and Staffmark stock option payments on closing of the sale estimated to be approximately $20.5 million;

•

The supplemental put expense (reversal) due to the inability to meaningfully or accurately reflect the impact on the supplemental put liability for the Staffmark Disposition using historical assumptions and estimates; and

•

Management fee adjustments due to the Company’s adjusted net assets not materially impacted by the sale of Staffmark as the proceeds from the sale approximate the adjusted net assets disposed of which were used in the calculation of the management fee.

Compass Diversified Holdings

Condensed Combined Pro Forma Balance Sheet

at June 30, 2011

(unaudited)

(in thousands)		Staffmark Disposition
	Compass Diversified Holdings as Reported	Less: Staffmark as Reported	Staffmark Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings

Assets
Current assets:
Cash and cash equivalents	$9,241	$(15)	$204,519	(a)	$213,745
Accounts receivable, net	208,151	(125,985)	—		82,166
Inventories	88,235	—	—		88,235
Prepaid expenses and other current assets	28,840	(6,797)	6,474	(b)	28,517

Total current assets	334,467	(132,797)	210,993		412,663
Property, plant and equipment, net	39,633	(5,020)	—		34,613
Goodwill	319,766	(88,637)	—		231,129
Intangible assets, net	252,487	(68,646)	—		183,841
Deferred debt issuance costs, net	3,412	—	—		3,412
Other non-current assets	26,603	(24,044)	3,007	(c)	5,566

Total assets	$976,368	$(319,144)	$214,000		$871,224

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$150,845	$(64,845)	$—		$86,000
Due to related party	3,500	—	—		3,500
Current portion, long-term debt	2,000	—	—		2,000
Current portion of supplemental put obligation	6,891	—	—		6,891
Current portion of workers’ compensation liability	18,366	(18,366)	—		—
Other current liabilities	869	—	—		869

Total current liabilities	182,471	(83,211)	—		99,260
Supplemental put obligation	42,602	—	—		42,602
Deferred income taxes	75,178	(11,568)	—		63,610
Long-term debt	86,000	—	(15,000	)(d)	71,000
Workers’ compensation liability	41,457	(41,457)	—		—
Other non-current liabilities	1,214	—	—		1,214

Total liabilities	428,922	(136,236)	(15,000)		277,686

Stockholders’ equity
Stockholders’ equity	454,905	—	98,654	(e)	553,559
Noncontrolling interest	92,541	(52,562)	—		39,979

Total stockholders’ equity	547,446	(52,562)	98,654		593,538

Total liabilities and stockholders’ equity	$976,368	$(188,798)	$83,654		$871,224

Compass Diversified Holdings

Condensed Combined Pro Forma Statement of Operations

for the year ended December 31, 2008

(unaudited)

		Staffmark Disposition
	Compass Diversified Holdings as Reported	Less: Staffmark as Reported	Staffmark Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
(in thousands, except per share data)

Net sales	$532,127	$—	$—		$532,127
Service revenues	1,006,346	(1,006,346)	—		—

Total revenues	1,538,473	(1,006,346)	—		532,127
Cost of sales	363,675	—	—		363,675
Cost of services	832,531	(832,531)	—		—

Gross profit	342,267	(173,815)	—		168,452

Operating expenses:
Staffing expense	102,438	(102,438)	—		—
Selling, general and administrative expense	165,768	(48,067)	—		117,701
Supplemental put expense	6,382	—	—		6,382
Management fees	15,205	—	—		15,205
Amortization expense	24,605	(9,476)	—		15,129
Impairment expense	—	—	—		—

Operating income	27,869	(13,834)	—		14,035

Other income (expense):
Interest income	1,377	—	—		1,377
Interest expense	(17,828)	1,693	286	(A)	(15,849)
Amortization of debt issuance costs	(1,969)	—	—		(1,969)
Other income, net	894	(741)	—		153

Income (loss) before income taxes	10,343	(12,882)	286		(2,253)
Provision for income taxes	6,526	542	—		7,068

Net income (loss)	3,817	(13,424)	286		(9,321)
Net income attributable to noncontrolling interest	3,493	(1,774)	—		1,719

Net income (loss) attributable to Holdings	$324	$(11,650)	$286		$(11,040)

Basic and fully diluted income per share attributable to Holdings	$0.01				$(0.35)

Compass Diversified Holdings

Condensed Combined Pro Forma Statement of Operations

for the year ended December 31, 2009

(unaudited)

		Staffmark Disposition
	Compass Diversified Holdings as Reported	Less: Staffmark as Reported	Staffmark Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
(in thousands, except per share data)

Net sales	$503,400	$—	$—		$503,400
Service revenues	745,340	(745,340)	—		—

Total revenues	1,248,740	(745,340)	—		503,400
Cost of sales	344,191	—	—		344,191
Cost of services	632,800	(632,800)	—		—

Gross profit	271,749	(112,540)	—		159,209

Operating expenses:
Staffing expense	74,279	(74,279)	—		—
Selling, general and administrative expense	145,948	(38,349)	—		107,599
Supplemental put expense (reversal)	(1,329)	—	—		(1,329)
Management fees	13,100	—	—		13,100
Amortization expense	24,609	(9,822)	—		14,787
Impairment expense	59,800	(59,800)	—		—

Operating income (loss)	(44,658)	69,710	—		25,052

Other income (expense):
Interest income	1,178	—	—		1,178
Interest expense	(11,736)	1,846	(776	)(A)	(10,666)
Amortization of debt issuance costs	(1,776)	—	—		(1,776)
Loss on debt extinguishment	(3,652)	—	—		(3,652)
Other income (expense), net	(282)	405	—		123

Income (loss) before income taxes	(60,926)	71,961	(776)		10,259
Provision (benefit) for income taxes	(21,281)	31,057	—		9,776

Net income (loss)	(39,645)	40,904	(776)		483
Net income (loss) attributable to noncontrolling interest	(13,375)	15,701	—		2,326

Net loss attributable to Holdings	$(26,270)	$25,203	$(776)		$(1,843)

Basic and fully diluted loss per share attributable to Holdings	$(0.76)				$(0.05)

Compass Diversified Holdings

Condensed Combined Pro Forma Statement of Operations

for the year ended December 31, 2010

(unaudited)

		Staffmark Disposition
	Compass Diversified Holdings as Reported	Less: Staffmark as Reported	Staffmark Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
(in thousands, except per share data)

Net sales	$655,098	$—	$—		$655,098
Service revenues	1,002,511	(1,002,511)	—		—

Total revenues	1,657,609	(1,002,511)	—		655,098
Cost of sales	447,504	—	—		447,504
Cost of services	854,698	(854,698)	—		—

Gross profit	355,407	(147,813)	—		207,594

Operating expenses:
Staffing expense	81,250	(81,250)	—		—
Selling, general and administrative expense	179,154	(36,128)	—		143,026
Supplemental put expense	32,516	—	—		32,516
Management fees	15,380	—	—		15,380
Amortization expense	29,312	(9,870)	—		19,442
Impairment expense	38,835	—	—		38,835

Operating loss	(21,040)	(20,565)	—		(41,605)

Other income (expense):
Interest income	20	—	—		20
Interest expense	(11,544)	1,849	109	(A)	(9,586)
Amortization of debt issuance costs	(1,789)	—	—		(1,789)
Other income (expense), net	718	(904)	—		(186)

Income (loss) before income taxes	(33,635)	(19,620)	109		(53,146)
Provision for income taxes	11,135	(1,736)	—		9,399

Net loss	(44,770)	(17,884)	109		(62,545)
Net income attributable to noncontrolling interest	3,987	(2,939)	—		1,048

Net income (loss) attributable to Holdings	$(48,757)	$(14,945)	$109		$(63,593)

Basic and fully diluted loss per share attributable to Holdings	$(1.19)				$(1.55)

Compass Diversified Holdings

Condensed Combined Pro Forma Statement of Operations

for the six months ended June 30, 2011

(unaudited)

		Staffmark Disposition
	Compass Diversified Holdings as Reported	Less: Staffmark as Reported	Staffmark Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
(in thousands, except per share data)

Net sales	$349,766	$—	$—		$349,766
Service revenues	502,443	(502,443)	—		—

Total revenues	852,209	(502,443)	—		349,766
Cost of sales	233,850	—	—		233,850
Cost of services	434,506	(434,506)	—		—

Gross profit	183,853	(67,937)	—		115,916

Operating expenses:
Staffing expense	43,720	(43,720)	—		—
Selling, general and administrative expense	91,164	(16,643)	—		74,521
Supplemental put expense	4,895	—	—		4,895
Management fees	7,778	—	—		7,778
Amortization expense	15,391	(4,743)	—		10,648
Impairment expense	7,700	—	—		7,700

Operating income	13,205	(2,831)	—		10,374

Other income (expense):
Interest income	2	—	—		2
Interest expense	(4,879)	458	98	(A)	(4,323)
Amortization of debt issuance costs	(1,001)	—			(1,001)
Other income (expense), net	591	(535)	—		56

Income before income taxes	7,918	(2,908)	98		5,108
Provision for income taxes	6,219	322	—		6,541

Net income (loss)	1,699	(3,230)	98		(1,433)
Net income attributable to noncontrolling interest	2,295	(120)	—		2,175

Net income (loss) attributable to Holdings	$(596)	$(3,110)	$98		$(3,608)

Basic and fully diluted loss per share attributable to Holdings	$(0.01)				$(0.08)

Notes to Pro Forma Condensed Combined Financial Statements

(Unaudited)

Pro forma information is intended to reflect the impact of the Staffmark Disposition on the Company’s historical financial position and results of operations through adjustments that are directly attributable to the transaction, that are factually supportable and, with respect to the pro forma statements of operations that are expected to have a continuing impact. In order to accomplish this, the Company eliminated the historical results of Staffmark from the Company’s historical financial position and results of operations. Staffmark’s historical operations, for current and prior periods, including the gain on the sale, will be presented as discontinued operations for financial reporting purposes beginning with the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

This information in Note 1 provides a description of the pro forma adjustments from each line item in the pro forma condensed combined financial statements together with information explaining how the adjustments were derived or calculated. All amounts are in thousands of dollars ($000).

Note 1. Pro Forma Adjustments

Balance Sheet

The following adjustments correspond to those included in the unaudited condensed combined pro forma balance sheet as of June 30, 2011:

(a)	This adjustment reflects the cash proceeds from the Staffmark Disposition, net of the assumed debt payoff as discussed in footnote (d) below.

(b)	This adjustment reflects short term receivables related to certain customary escrow receipts that we expect to receive.

(c)	This adjustment reflects long term receivables related to certain customary escrow receipts that we expect to receive.

(d)	This adjustment reflects the payoff of all revolver debt. The Company did not reflect the payoff of term debt. The effect of this revolver debt payoff on the next five years of debt maturity payments is to reduce the fiscal year 2012 debt maturity payment by $15,000.

(e)	This adjustment reflects the gain on the Staffmark Disposition as if the sale had occurred on June 30, 2011. This gain may not be representative of what will actually be recorded during the three and twelve month periods ended December 31, 2011.

Statements of Operations

The following adjustments correspond to those included in the unaudited condensed combined pro forma statements of operations for all periods presented:

(A)	These adjustments reflect the effect of paying off all revolver debt outstanding during the respective periods with proceeds from the sale. The effect of paying off all revolver debt was to reduce interest expense on the revolver debt for all periods presented and increase commitment (unused) fees associated with the revolver debt for all periods presented.